UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT    June 4, 2013

(DATE OF EARLIEST EVENT REPORTED)    May 30, 2013

BOARDWALK PIPELINE PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

9 Greenway Plaza, Suite 2800

Houston, Texas 77046

(Address of principal executive office)

(866) 913-2122

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 30, 2013, Boardwalk Pipeline Partners, LP (the “Partnership”), a Delaware limited partnership, entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters set forth in Schedule 1 to the Underwriting Agreement (the “Underwriters”) with respect to the issue and sale by the Partnership, and the purchase by the Underwriters, of 11,000,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (“Common Units”) and an option to purchase up to an additional 1,650,000 Common Units to cover over-allotments (the “Option Units”). On May 30, 2013, the Underwriters notified the Partnership of their exercise of their option to purchase the Option Units in full (the Option Units, together with the Firm Units, the “Offered Units”). The Underwriters are offering the Offered Units at a price to the public of $30.12 per Common Unit. The Offered Units to be issued pursuant to the Underwriting Agreement are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an automatic shelf registration statement on Form S-3 (File No. 333-186768), as supplemented by the prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on May 31, 2013.

The Partnership expects the transaction to close on June 4, 2013. The Partnership will receive net proceeds after offering expenses from the Offered Units of approximately $376.5 million, including the general partner’s proportionate capital contribution of $7.8 million to maintain its 2% general partner interest. The Partnership expects to use the net proceeds from the sale of the Offered Units, together with amounts to be contributed by its general partner to maintain its 2% general partner interest, to repay borrowings outstanding under the Partnership’s credit facility, but it may use a portion of the proceeds for other Partnership purposes, which may include funding capital expenditures for growth projects.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and certain affiliates, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

Certain of the Underwriters and their respective affiliates have engaged, and may in the future engage, in various financial advisory, investment banking and commercial banking services in the ordinary course of their business for which they have received, and expect to receive, customary fees and expense reimbursement. In addition, affiliates of certain of the Underwriters are lenders under the Partnership’s credit facility and will receive their respective shares of any repayment of amounts outstanding under the facility with the proceeds from the Offered Units.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement dated as of May 30, 2013, among Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters set forth in Schedule I thereto, and Boardwalk Pipeline Partners, LP.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Offered Units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP

By:	BOARDWALK GP, LP, its general partner

	By:	BOARDWALK GP, LLC, its general partner

		By:	/s/ Jamie L. Buskill
Jamie L. Buskill Senior Vice President, Chief Financial & Administrative Officer and Treasurer

Dated: June 4, 2013

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated as of May 30, 2013, among Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters set forth in Schedule I thereto, and Boardwalk Pipeline Partners, LP.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Offered Units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 8.1).